Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

Eagle Pharmaceuticals, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Registrant’s 2014 Equity Incentive Plan	Other(2)	3,203,555	(3)	$47.62	(2)	$152,553,289.10	$92.70 per $1,000,000	$14,141,69
Total Offering Amounts							152,553,289.10		$14,141,69
Total Fee Offsets									N/A
Net Fee Due									$14,141.69

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 (“Common Stock”) that become issuable under the Eagle Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended and restated (the “2014 EIP”), or the Eagle Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $47.62, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on March 23, 2022.

(3)	Represents the aggregate number of shares of Common Stock that were automatically added to the shares authorized for issuance under the 2014 EIP pursuant to an “evergreen” provision contained therein on each of January 1, 2022, 2021, 2020 and 2019. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the 2014 EIP automatically increases on January 1st of each fiscal year, starting on January 1, 2016 and ending on and including January 1, 2024, in an amount equal to 6.0% of the total number of shares of the Registrant’s Common Stock outstanding on December 31st of the preceding fiscal year or a lesser number of shares determined by the Registrant’s board of directors (or authorized committee thereof).